PROMISSORY NOTE

$100,00.00                                              Dated: November 14, 1998
Principal Amount                                               State of Florida

         FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Nellie Tippery, the sum of One Hundred Thousand Dollars ($100,00.00). Together with interest thereon at the rate of 8.5% per annum on the unpaid balance. Said sum shall be paid in the manner following;

Said Note shall be paid along with interest thereon one year from the date executed.

         All payment shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.

         This note shall at the option of any holder hereof be immediately due and payable upon the failure to make any payment due hereunder and all other rights and remedies are subject to a Security and Pledge Agreement and Shareholders Agreement executed contemporaneously herewith, incorporated by reference herein, and made a part hereof.

         All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof, so long as such address change is made in writing sent to the Secretary of the Borrower, Vista Vacations International, Inc.

The undersigned and all other parties to this note are subject to conditions as set forth in a Shareholders Agreement and Security and Pledge Agreement, of even date hereof, whether as enforces, guarantors of sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by holder hereof shall be binding unless in writing; and any indulgence any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment any undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Florida. The undersigned hereby execute this note as principals and not as sureties.

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         Notwithstanding  anything contained herein to the contrary,  the rights of the Lender in the enforcement of this Note are limited to the terms and conditions of a Shareholder's Agreement and Security and Pledge Agreement of even date herewith. As such it is specifically understood and agreed, that
Lender  may  only  seek  to   foreclose   on  the  shares  of  Vista   Vacations
International, Inc. stock, pledge to secure this Note, and may not obtain a money judgement against Borrowers Torrealba and Hickman

Signed in the presence of :


Witness                                            /s/Alicia Torrealba, Borrower




Witness                                            /s/ Jean Hickman, Borrower




Witness                                      Vista Vacations International, Inc.
                                             By: /s/ Teri E. Nadler, President




Ms. Tippery wrote cancel over the Promissory Note and signed it on 3/19/00.


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